SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

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Commission File Number 000-54387

Massive Dynamics Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-0836120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

527 Baypointe Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 200-5199

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01:

OTHER EVENTS

On September 25, 2012, Massive Dynamics Inc. (the “Company” or “MSSD”) entered into a letter of intent to acquire FrogPad Inc. (“FrogPad”), a Nevada corporation primarily focused in the development and sales of hardware and software related to alternative text entry systems.  Per the terms of the LOI, MSSD shall have 60 days to complete its due diligence on FrogPad and execute a definitive acquisition agreement.  During the 60 option and due diligence period MSSD shall provide financing to FrogPad in the maximum amount of $250,000 and shall have the exclusive rights to market FrogPad products and technologies.

ITEM 9.01:

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number

Description

99.01

Letter of Intent by and between Massive Dynamics Inc. and FrogPad Inc. dated September 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Massive Dynamics Inc. By: /s/ Oscar Hines Oscar Hines Chief Executive Officer
Date: September 25, 2012